BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of July 2, 2014, by and between TSS, Inc., Innovative Power Systems, Inc., and VTC, L.L.C. (individually “Borrower”, and collectively “Borrower” or “Borrowers”) and Bridge Bank, National Association (“Lender”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated May 21, 2013, by and among Borrowers and Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrowers to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrowers in favor of Lender shall be referred to as the “Existing Documents.”

2.             DESCRIPTION OF CHANGE IN TERMS.

A.	Modification(s) to Business Financing Agreement:

(i)	Subsection 4.9 in Section 4 entitled “Miscellaneous Provisions” is hereby amended as follows:

4.9   Maintain all depository and operating accounts with Lender and, in the case of any investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the UCC) of such deposit account pursuant to documentation acceptable to Lender, provided however, Borrower may maintain (i) an operating account with PNC Bank with an aggregate balance not to exceed $200,000 (the “Permitted Accounts”). Borrower shall provide to Lender no later than 30 day after the end of each month, the monthly statements and such other reports related to the Permitted Accounts as Lender may request in its sole discretion. .

(ii)	The following defined term in Section 12.1, entitled “Definitions” is hereby amended as follows:

"Maturity Date" means May 21, 2016 or such earlier date as Lender shall have declared.

3.             CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.             PAYMENT OF FEES. Borrower shall pay Lender the Facility Fee in the amount of $30,000, and the Due Diligence Fee in the amount of $1,000, plus all out-of-pocket expenses.

5.             NO DEFENSES OF BORROWER/GENERAL Release. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

6.             CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7.             CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Facility Fee and the Due Diligence Fee.

8.             NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.             COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender, Borrowers, and Guarantors.

BORROWER:	LENDER:

TSS, INC.	BRIDGE BANK, NATIONAL ASSOCIATION

By: /s/ Anthony Angelini	By: /s/ Lee A. Shodiss

Name: Anthony Angelini	Name: Lee A. Shodiss

Title: President & Chief Executive Officer	Title: Executive Vice President & Manager

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INNOVATIVE POWER SYSTEMS, INC.

By:       /s/ Anthony Angelini

Name:  Anthony Angelini

Title:   President

VTC, L.L.C.

By:       /s/ Anthony Angelini

Name:  Anthony Angelini

Title:   Chairman

Guarantor consents to the modifications to the Indebtedness pursuant to this Business Financing Modification Agreement, hereby ratifies the provisions of the Guaranty and confirms that all provisions of that document are in full force and effect.

GUARANTOR:

TOTAL SITE SOLUTIONS AZ, INC.

By:       /s/ Anthony Angelini

Name:  Anthony Angelini

Title: Manager	Date: July 2, 2014

VORTECH, L.L.C.

By:       /s/ Anthony Angelini

Name:  Anthony Angelini

Title: Chairman	Date: July 2, 2014

ALLETAG BUILDERS, INC.

By:       /s/ Anthony Angelini____________

Name:  Anthony Angelini______________

Title: President_____________________	Date: July 2, 2014

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